EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement on Form S-8 of our report dated February 3, 1995 on our audits of the consolidated financial statements of NL Industries, Inc. as of December 31, 1993 and 1994 and for each of the three years in the period ended December 31, 1994, which report is included in this Annual Report on Form 10-K.





                              COOPERS & LYBRAND L.L.P.



Houston, Texas
March 3, 1995